77Q1(a)

                      SMITH BARNEY TRUST II


                    Certificate of Amendment

     The undersigned, constituting a majority of the Trustees of Smith Barney Trust II (the "Trust"), a Massachusetts business trust, acting pursuant to the Trust's Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the "Trust Document"), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

     1. The name of the Trust is hereby changed from "Smith Barney Trust II" to "Legg Mason Partners Trust II," and all references to the name of the Trust in the Trust Document are hereby accordingly amended.

     2. The name of each series of shares of beneficial interests of the Trust listed below is hereby changed as set forth below, and all references to such series in the Trust Document are hereby amended accordingly:

        Current Series Name          New Series Name
        Smith Barney Capital         Legg Mason Partners Capital
        Preservation Fund            Preservation Fund

        Smith Barney Capital         Legg Mason Partners Capital
        Preservation Fund II         Preservation Fund II

        Smith Barney Diversified     Legg Mason Partners
        Large Cap Growth Fund        Diversified Large Cap
                                     Growth Fund
        Smith Barney International   Legg Mason Partners
        Large Cap Fund               International Large Cap
                                     Fund
        Smith Barney Short Duration  Legg Mason Partners Short
        Municipal Income Fund        Duration Municipal Income
                                     Fund
        Smith Barney Small Cap       Legg Mason Partners Small
        Growth Opportunities Fund    Cap Growth Opportunities
                                     Fund

     This Amendment shall become effective on April 7, 2006 at 9:00 a.m. EDT.



IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the ____ day of March 2006.





Elliott J. Berv, as Trustee   Donald M. Carlton, as Trustee
and not individually          and not individually


A. Benton Cocanougher, as     Mark T. Finn, as Trustee
Trustee                       and not individually
and not individually


R. Jay Gerken, as Trustee     Stephen Randolph Gross, as
and not individually          Trustee
                              and not individually


Diana R. Harrington, as       Susan B. Kerley, as Trustee
Trustee                       and not individually
and not individually


Alan G. Merten, as Trustee    R. Richardson Pettit, as
and not individually          Trustee
                              and not individually